2,737,500 Units

HUDSON TECHNOLOGIES, INC.

Common Stock

PLACEMENT AGENCY AGREEMENT

July 1, 2010

Canaccord Genuity Inc.
99 High Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

Hudson Technologies, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell up to an aggregate of 2,737,500 units (the (“Units”) with each Unit consisting of (i) one share (a “Share,” collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) a warrant to purchase 0.50 shares of Common Stock (the “Warrants”). The terms and conditions of the Warrants are set forth in the form of Exhibit B attached hereto.  The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”). The Company hereby confirms its agreement with Canaccord Genuity Inc. (“Canaccord” or, the “Placement Agent”) as set forth below.  The Units are more fully described in the Prospectus (as defined below).

1.           Agreement to Act as Placement Agent; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

(a)             The Company hereby engages Canaccord, as the exclusive agent of the Company, to, on a best efforts basis, solicit offers to purchase Units from the Company on the terms and subject to the conditions set forth in the Subscription Agreements and Prospectus (as defined below).  Canaccord shall use its best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase the Units was solicited by Canaccord and accepted by the Company, but Canaccord shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will Canaccord or any of its affiliates be obligated to underwrite or purchase any of the Units for its own account or otherwise provide any financing. Canaccord shall act solely as the Company’s agent and not as principal. Canaccord shall not have any authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part.  Canaccord has the right, in its discretion, without notice to the Company, to reject any offer to purchase Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(b)             As compensation for services rendered by Canaccord hereunder, on the Closing Date (as defined below), the Company shall pay or cause to be paid to Canaccord by wire transfer of immediately available funds to an account or accounts designated by Canaccord, an aggregate amount equal to six and one half percent (6.5%) of the gross proceeds received by the Company from the sale of the Units on such Closing Date.  Such amount may be deducted from the payment made by the Investor(s) to the Company and paid directly to Canaccord on the Closing Date (the “Agency Fee”).  Canaccord agrees that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that Canaccord shall be entitled to receive in connection with the Offering contemplated hereby. Canaccord may allow concessions, or pay commissions, to other dealers participating in the offering of the Units.

(c)             The Units are being sold to the Investors at a price of $2.00 per Unit (the “Purchase Price”) as set forth on the cover page of the Prospectus (as defined below). The purchases of Units by the Investors shall be evidenced by the execution of the Subscription Agreements by each of the parties thereto in the form attached hereto as Exhibit A.

(d)             Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of Canaccord, solicit or accept offers to purchase Units otherwise than through Canaccord in accordance herewith.

(e)             No Units which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to the Investor purchasing such Units against payment therefor by such Investor. If the Company shall default in its obligations to deliver Units to an Investor whose offer it has accepted, the Company shall indemnify and hold Canaccord harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of the default by the Company in accordance with the procedures set forth in Section 6(c) hereof.

(f)             Payment of the purchase price for the Units, and delivery of the Shares and Warrants shall be made at a closing (the “Closing”) at the offices of Blank Rome LLP, counsel for the Company, located at 405 Lexington Avenue, New York, New York , at 10:00 a.m., local time, on July 7, 2010 or at such other time, date and place as Canaccord and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such date of payment and delivery being herein referred to as the “Closing Date”).  Unless otherwise specified in the applicable Subscription Agreement, the Shares will be settled through delivery versus payment (“DVP”) through the facilities of The Depository Trust & Clearing Corporation.  The executed Warrants shall be delivered in accordance with the terms thereof.

2.           Representations and Warranties of the Company. The Company represents and warrants to Canaccord as of the date hereof, and as of the Closing Date and agrees with Canaccord, as follows:

(a)             Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-151973), which became effective as of September 5, 2008, relating to the Units and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b)             Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act.  The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information relating to the Registration Statement. No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this Agreement:

(1)   “Base Prospectus” means the prospectus dated September 5, 2008 filed by the Company with the Commission pursuant to Rule 424(b)(3) of the Securities Act.

(2)    “Disclosure Package” means (i) the Statutory Prospectus, (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and (iii) the pricing and other information as set forth on Exhibit C hereto, all considered together.

(3)  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4)    “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Units, together with the Base Prospectus attached to or used with such preliminary prospectus supplement.

(5)  “Prospectus” means the final prospectus supplement, relating to the Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to Canaccord, for use in connection with the offering and sale of the Units that discloses the public offering price and other final terms of the Units, together with the Base Prospectus attached to or used with such final prospectus supplement.

(6)  “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement.

(7)  “Time of Sale” means 8:30 a.m., New York City time, on the date of this Agreement.

(c)             Contents of Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, that the Company makes no representation or warranty in this subsection (c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by Canaccord specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 7 hereof).

(d)             Contents of Prospectus. The Prospectus will comply, as of the date that it is filed with the Commission, the date of its delivery to Investors and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the date the Prospectus is filed with the Commission and ends at the end of the Prospectus Delivery Period will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by Canaccord specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.  The Prospectus contains all required information under the Securities Act with respect to the Units and the distribution of the Units.

(e)             Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement, as amended, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)             Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by Canaccord specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(g)             Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Units other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by Canaccord.

(h)             Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by under which they were made specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(i)             Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(j)             Due Incorporation. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect upon, the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement and the Subscription Agreements, including the issuance and sale of the Units (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(k)             Subsidiaries. Except for Hudson Holdings, Inc., a Nevada corporation, and Hudson Technologies Company, a Tennessee corporation, the Company has no subsidiaries and, except for owning 187,500 shares of EOS Climate, Inc. (representing a 0.5% interest), does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. Each subsidiary has been duly organized and is validly existing as a corporation in good standing (or foreign equivalent thereof) under the laws of its jurisdiction of organization. Each subsidiary is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not have a Material Adverse Effect.

(l)             Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement, the Subscription Agreements and the Warrants, and to perform and discharge its obligations hereunder and thereunder; and each of this Agreement and the Subscription Agreements has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(m)             The Shares and Warrant Shares. The issuance of the Shares and Warrant Shares have been duly and validly authorized by the Company and, the Shares, when issued, delivered and paid for in accordance with the terms of this Agreement and the Subscription Agreements, and the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Warrants, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company that have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(n)             Capitalization. The information regarding the capitalization of the Company contained in the Statutory Prospectus and the Disclosure Package is fairly presented on a basis consistent with the Company’s financial statements. Any certificates evidencing shares of Common Stock are in due and proper legal form and have been duly authorized for issuance by the Company.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus and the Disclosure Package. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus and the Disclosure Package. The description of the Company’s stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.  The issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into the Registration Statement and the Prospectus.

(o)             No Conflict. The execution, delivery and performance by the Company of this Agreement and the Subscription Agreements, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Units by the Company, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their properties or assets.

(p)             No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of this Agreement or the Subscription Agreements, the consummation by the Company of the transactions contemplated hereby or thereby or the issuance and sale of the Units other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Units under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by Canaccord, (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or (iv) the NASDAQ Capital Market.

(q)             Preemptive Rights. There are no preemptive rights or other similar rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(r)             Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

(s)             Independent Accountants. BDO Seidman, LLP, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO Seidman LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(t)             Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(u)             Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or any of its subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company or any of its subsidiaries, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness, or other than in the usual and customary operation and use of the Company’s existing credit line facility) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

(v)             Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

(w)             No Violation. Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(x)             Permits. The Company and each of its subsidiaries have made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Disclosure Package (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits. All such Permits are valid and in full force and effect. Neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(y)             Not an Investment Company. The Company is not or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z)             No Price Stabilization. Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Units or resale of the Shares or Warrant Shares.

(aa)             Good Title to Property. The Company and each of its subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary.

(bb)             Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use or otherwise commercially exploit all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) which the Company believes is necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license.  The Company’s and each of its subsidiaries’ business as now conducted and as proposed to be conducted, to the knowledge of the Company, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor any of its subsidiaries has received notice of any claim against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have knowledge of any such claim, alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  All right, title and interest to patents, patent applications, trademarks, and service-marks, and applications and registrations thereof that the Company claims ownership to (together the “Company Registered IP”) belong exclusively to the Company or its subsidiaries.  The Company is not aware of any third party infringing any of the Company Registered IP or other proprietary Company Intellectual Property except for those that could not have a Material Adverse Effect.  All of the Company Registered IP (other than Patent #5,022,230 and Trademark #1,970,673) are current and up-to-date, and any and all fees and documents necessary to maintain the Company Registered IP have been paid and filed.  The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, hold or otherwise commercially exploit any of the Intellectual Property as owned, used, held or otherwise commercially exploited in the conduct of the businesses as currently conducted.  The Company and each of its subsidiaries has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its subsidiaries, including any patent application which has previously issued or granted into patent. To the knowledge of the Company, the Company and each of its subsidiaries has complied with the PTO’s duty of candor and disclosure for the patent applications owned by the Company or its subsidiaries, including any patent application owned by the Company which has previously issued or granted into a patent (together the “Company Patents”), and has made no material misrepresentation in the Company Patents. The Company is not aware of any information material to a determination of patentability regarding the Company Patents not previously called to the attention of the PTO or similar foreign authority which requires such submission. The Company is not aware of any information not previously called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patents. The Company has no knowledge of any information that would preclude the Company or any of its subsidiaries from having clear title to the Company Patents.  To the knowledge of the Company, all of the issued or granted Company Patents are valid and enforceable.  All inventors of the Company Patents have duly executed assignments assigning all their right, title and interest in the Company Patents to the Company or its subsidiaries.  To the Company’s knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Company’s subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company’s subsidiaries.

(cc)             No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the Company’s subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the Company’s subsidiaries plans to terminate employment with the Company or any of the Company’s subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice.  Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(dd)             Taxes. The Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(ee)             ERISA. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)             Compliance with Environmental Laws. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  Except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or matters which would not, individually or in the aggregate, result in a Material Adverse Effect, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or matters which would not, individually or in the aggregate, result in a Material Adverse Effect, there has been no reportable disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.  In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(gg)             Insurance. The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied.  Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(hh)             Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)             Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any manner which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

(jj)             Minute Books.  The minute books of the Company and each of its subsidiaries have been made available upon request to Canaccord and its counsel, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(kk)             Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required.  Each description of a document, contract, permit or instrument in the Registration Statement or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument.  The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(ll)             No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

(mm)         Brokers Fees. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or Canaccord for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Units.

(nn)             Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(oo)             NASDAQ; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NASDAQ for maintenance of inclusion of the Common Stock thereon. The Company has filed a notification of the listing of the Shares and Warrant Shares with NASDAQ.

(pp)             Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(qq)             Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr)             Affiliate Transactions.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.  The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for the benefit of any of its directors or executive officers.

(ss)             Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(tt)             Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(uu)             OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)             Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Units will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Units to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board;

(ww)             Rated Securities. At the Time of Sale there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act;

(xx)             FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or, to the Company’s knowledge  any 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(yy)             Exchange Act Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(zz)             Trading Market. No approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 5635 of the NASDAQ Listing Rules) is required for the Company to issue and deliver to the Investors the Units.

Any certificate signed by any officer of the Company and delivered to Canaccord or to counsel for Canaccord in connection with the offering of the Units shall be deemed a representation and warranty by the Company to Canaccord and the Investors as to the matters covered thereby.

3.           Covenants. The Company covenants and agrees with Canaccord as follows:

(a)             Reporting Obligations; Exchange Act Compliance. The Company will file: (i) each Preliminary Prospectus, if any, and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act, as applicable, (ii) any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus during the Prospectus Delivery Period, and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to Canaccord prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as Canaccord shall reasonably request.

(b)             Continued Compliance with Securities Law. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify Canaccord so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) amend or supplement the Disclosure Package to correct such statements or omission. If, during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will (A) promptly notify Canaccord of such event and (B) promptly prepare and file with the Commission and furnish, at its own expense, to Canaccord and, to the extent applicable, the dealers and any other dealers upon request of Canaccord, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  The Company will deliver promptly to Canaccord such number of the following documents as Canaccord shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iii) the Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this subsection (b) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (iv) conformed copies of any amendment to the Registration Statement (excluding exhibits), (v) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iv) and (v) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement) and (vi) any document incorporated by reference in the Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (v) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document).

(c)             Issuer Free Writing Prospectuses. The Company will (i) not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless Canaccord approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided, that the prior written consent of Canaccord shall be deemed to have been given in respect of any electronic road show; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to filing timely with the Commission, legending and record keeping; and (iv) not take any action that would result in Canaccord or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of Canaccord that Canaccord otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)             Conflicting Issuer Free Writing Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Units or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify Canaccord and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by Canaccord specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(e)             Blue Sky Laws. The Company will promptly take or cause to be taken, from time to time, such actions as Canaccord may reasonably request to qualify the Units for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions as Canaccord may reasonably request and to maintain such qualifications in effect so long as Canaccord may request for the distribution of the Units, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction. The Company will advise Canaccord promptly of the suspension of the qualification or registration of (or any exemption relating to) the Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)             Earnings Statement. As soon as practicable, the Company will make generally available to holders of its securities and deliver to Canaccord, an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(g)             Use of Proceeds. The Company will apply the net proceeds from the sale of the Units in the manner set forth in the Prospectus under the heading “Use of Proceeds.”

(h)             Public Communications. Prior to 9:00 a.m. New York City time on the business day immediately subsequent to the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to Canaccord disclosing the execution of this Agreement, the Subscription Agreements and the transactions contemplated hereby and thereby.  Prior to the Closing Date, the Company covenants not to issue any press release (other than the Press Release) or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which Canaccord is notified), without the prior written consent of Canaccord, unless in the judgment of the Company and its counsel, and after notification to Canaccord, such press release or communication is required by law.

(i)             Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Units or resale of any of the Shares or Warrant Shares.

(j)             Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.

(k)             Listing. The Company shall use its reasonable best efforts to cause the Shares and Warrant Shares to be listed for quotation on the NASDAQ Capital Market at the Closing Date and to maintain such listing.

(l)             Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(m)             Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes Oxley Act as long as it has a class of capital stock registered under Section 12 of the Exchange Act.

(n)             Periodic Reports. The Company will use its reasonable best efforts to file with the Commission such periodic reports required to be filed by it under the Exchange Act.

(o)             Lock-Up Period.  That the Company will not, for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of Canaccord, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Units hereunder and the issuance of Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other director or employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, and (ii) issuance of securities in connection with an acquisition by the Company, whether by stock purchase, merger or other  transaction, including without limitation,  a business combination transaction such as the type described in Rule 145 under the Securities Act.  The Company will cause each executive officer and director, and each shareholder listed in Schedule II to furnish to Canaccord, prior to the date of this Agreement, a letter, in the form of Exhibit D hereto.  The Company also agrees that during the Lock-Up Period, other than for the sale of the Units hereunder, without prior written consent of Canaccord, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.  The Company hereby agrees that, notwithstanding anything here in to the contrary, (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this subsection (o)  shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide Canaccord with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(p)             Interim Financial Statements.  Prior to the Closing Date, to furnish to Canaccord, copies of any unaudited interim consolidated financial statements of the Company that have been prepared and are available for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

4.           Costs and Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse Canaccord all actual and accountable expenses up to a maximum of $125,000 incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including the reasonable legal fees and expenses of counsel to Canaccord.

5.           Conditions of Placement Agent’s Obligations. The obligations of Canaccord hereunder and the Investors under the Subscription Agreements are subject to the following conditions:

(a)             Filings with the Commission. Each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 3(a) hereof.

(b)             No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Units under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Canaccord. On or prior to the Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)             Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(d)             Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short–term debt or long–term debt of the Company (other than upon conversion of convertible indebtedness, or other than in the usual and customary operation and use of the Company’s existing credit line facility) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package and the Prospectus and in any financial statements included or incorporated by reference in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this subsection (d), is, in the reasonable judgment of Canaccord, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Disclosure Package.

(e)             Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(f)             Opinions of Counsel to the Company. Canaccord shall have received from Blank Rome LLP, counsel to the Company, such counsel’s written opinion, addressed to Canaccord and the Investors and dated the Closing Date, in form and substance satisfactory to Canaccord and its counsel. Such counsel to the Company shall also have furnished to Canaccord a written statement (“Negative Assurances”), addressed to Canaccord and the Investors and dated the Closing Date, in form and substance satisfactory to Canaccord and its counsel.

(g)             Opinion of Counsel to the Placement Agent.  Canaccord shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Placement Agent, such opinion or opinions, dated the Closing Date, with respect to such matters as Canaccord may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(h)             Accountant’s Comfort Letter.  On the date hereof, Canaccord shall have received a letter dated the date hereof, (the “Comfort Letter”), addressed to Canaccord and in form and substance reasonably satisfactory to Canaccord and its counsel, from BDO Seidman LLP, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(i)             Bring-Down Letter. On the Closing Date, Canaccord shall have received from BDO Seidman LLP a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to Canaccord and in form and substance reasonably satisfactory to Canaccord and its counsel, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(j)             Officer’s Certificate. Canaccord shall have received on the Closing Date a certificate, addressed to Canaccord and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)           each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and the Closing Date as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)           there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company except as set forth in the Prospectus (including in any financial statements included or incorporated by reference in the Prospectus);

(iii)           no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Units for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to its knowledge, threatened by the Commission or any state or regulatory body;

(iv)           the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)           no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect.

(k)             The NASDAQ Capital Market. The Shares and Warrant Shares shall have been listed and authorized for trading on the NASDAQ Capital Market, and satisfactory evidence of such actions shall have been provided to Canaccord.

(l)             No FINRA Objection. Canaccord shall have not have received any unresolved objection from the FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to Canaccord in connection with the issuance and sale of the Units.

(m)             Subscription Agreements. The Company shall have entered into the Subscription Agreements with each of the Investors, and such agreement shall be in full force and effect on the Closing Date.

(n)             Lock-Up Letters.  Canaccord shall have received the written agreements, in the form of Exhibit D hereto, of the executive officers and directors of the Company listed in Schedule II to this Agreement.

(o)             Additional Documents. Prior to the Closing Date, the Company shall have furnished to Canaccord such further information, certificates or documents as Canaccord shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by Canaccord by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 hereof shall at all times be effective and shall survive such termination.

6.           Indemnification and Contribution.

(a)             Indemnification of the Placement Agent. The Company agrees to indemnify, defend and hold harmless Canaccord, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and any person who controls Canaccord within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to Investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to Investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, and will reimburse Canaccord for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by Canaccord, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agent’s Information. Moreover, the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or the Marketing Materials, or any such amendment or supplement thereto, if the failure of Canaccord to convey the General Disclosure Package to the investor making the claim prior to the Time of Sale is the reason for such loss, damage or liability.

(b)             Indemnification of the Company. Canaccord agrees to indemnify, defend and hold harmless the Company against any losses, claims, damages, expenses or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Canaccord), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, Marketing Materials or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by Canaccord, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agent’s Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action. Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by Canaccord under this Section 6(b) exceed the total compensation received by Canaccord in accordance with Section 1(b) hereof.

(c)             Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or Canaccord (as applicable, the “Indemnifying Party”) pursuant to subsections (a) or (b) above, respectively, of this Section 6, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party) and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent the Indemnifying Party has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. The Indemnified Party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such Indemnified Party or parties shall have reasonably concluded upon written advice of counsel that there may be one or more legal defenses available to it or them which are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party or parties, but such Indemnifying Party or parties may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, in those circumstances where reimbursement of the reasonable fees and expenses of an Indemnified Party is contemplated by the second sentence of this Section 6(c), if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for such reasonable fees and expenses of counsel, then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(d)             Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) or (b) of this Section 6 or insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in subsections (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Canaccord on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units (before deducting expenses) received by the Company bear to the discounts and commissions received by Canaccord. The relative fault of the Company on the one hand and Canaccord on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by Canaccord, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by Canaccord for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information.

(e)             Allocation. The Company and Canaccord agree that it would not be just and equitable if contribution pursuant to subsection (d) above were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of subsection (d) above. Notwithstanding the provisions of this Section 6(e), Canaccord shall not be required to contribute any amount in excess of the total commissions received by Canaccord in accordance with Section 1(b) less the amount of any damages which Canaccord has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f)             Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements contained in this Section 6 and the covenants, agreements, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of Canaccord, any person who controls Canaccord within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of Canaccord, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Units. The Company and Canaccord agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

7.           Information Furnished by Placement Agents. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agent’s Information” consists solely of the statements concerning the Placement Agent in the first paragraph under the heading “Plan of Distribution.”

8.           Termination. Canaccord shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of Canaccord to the Company, if (i) prior to delivery and payment for the Units (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or in the over the counter market (each, a “Trading Market”), (B) trading in the Common Stock of the Company shall have been suspended on any Trading Market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the reasonable judgment of Canaccord, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Units on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreements, other than by reason of a default by Canaccord, or (iv) any condition of Canaccord’s obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, and Section 12 hereof shall at all times be effective notwithstanding such termination.

9.           Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)             if to Canaccord, shall be delivered or sent by mail, telex or facsimile transmission as follows:

Canaccord Genuity Inc.
99 High Street, 11th Floor
Boston, MA 02110
Facsimile No.: 617-371-3798

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Brian P. Keane
Facsimile No.: 617-542-2241

(b)             if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Hudson Technologies, Inc.
P.O. Box 1541
One Blue Hill Plaza, 14th Floor
Pearl River, NY 10965
Attention: Kevin J. Zugibe, Chief Executive Officer
Facsimile No.: 845-512-6000 x6002

with a copy (which shall not constitute notice) to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
Attention: Ethan Seer
Facsimile No.: 212-885-5001

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon Canaccord, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) hereof and the indemnities of Canaccord shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(b) hereof; and (ii) the Investors are relying on the representations made by the Company under, and are intended third party beneficiaries of, this Agreement. The term “successors and assigns” as herein used shall not include any purchaser of Securities by reason merely of such purchase.

11.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against Canaccord. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

12.           No Fiduciary Relationship. The Company hereby acknowledges and agrees that:

(a)             No Other Relationship. Canaccord has been retained solely to act as the exclusive placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that Canaccord is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that Canaccord act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that Canaccord may undertake or has undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof, irrespective of whether Canaccord has advised or is advising the Company on other matters. Canaccord hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.

(b)             Arm’s-Length Negotiations. The price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Investors and Canaccord, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)             Absence of Obligation to Disclose. The Company has been advised that Canaccord and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Canaccord has no obligation to disclose such interests or transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)             Waiver. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Canaccord with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and agrees that Canaccord shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim to any person asserting a fiduciary duty claim on behalf of the Company, including stockholders, employees or creditors of the Company.

13.           Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.           Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

15.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile or portable document format (pdf) shall be effective as delivery of a manually executed counterpart thereof.

16.           Research Analyst Independence. The Company acknowledges that Canaccord’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Canaccord’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Canaccord with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by Canaccord’s investment banking division. The Company acknowledges that Canaccord is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 16 shall relieve Canaccord of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

17.           Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

18.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.           Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and Canaccord, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HUDSON TECHNOLOGIES, INC.

By:

Name: /s/ Kevin Zugibe
Title: CEO

Accepted as of
the date first above written:

CANACCORD GENUITY INC.

By:	/s/ Daniel Coyne

Name: Daniel Coyne
Title: Managing Director

Schedule I

Issuer Free Writing Prospectuses

None.

Schedule II

List of Officers and Directors Subject to Section 3(o)

Kevin J. Zugibe
Brian F. Coleman
James R. Buscemi
Charles F. Harkins, Jr.
Stephen P. Mandracchia
Vincent P. Abbatecola
Dominic J. Monetta
Otto C. Morch

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Hudson Technologies, Inc.
One Blue Hill Plaza, Suite 1541
Pearl River, New York 10965

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Hudson Technologies, Inc., a New York corporation (the “Company”), as follows:

1.           This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,737,500 units (the “Units”), with each Unit consisting of (i) one share (a “Share,” collectively, the “Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) one warrant (a “Warrant,” collectively, the “Warrants”) to purchase 0.50 shares of Common Stock (and the fractional amount being the “Warrant Ratio”) in substantially the form attached hereto as Exhibit B, subject to adjustment by the Company’s Board of Directors or a committee thereof, for a purchase price of $2.00 per Unit (the “Purchase Price”). Units will not be issued or certificated.  The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Offered Securities”).

3.           The offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-151973) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus dated September 5, 2008 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Act”) (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Act), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof  (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

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4.           The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below.  The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.           The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows (check one)::

[____] A.
Delivery versus payment (“DVP”) through The Depository Trust & Clearing Corporation (“DTC”) (i.e., on the Closing Date (as defined in Section 3.1 of Annex I), the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account at Canaccord Genuity Inc. (“Canaccord”) identified by the Investor; upon receipt of such Shares,  Canaccord  shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Canaccord by wire transfer to the Company).  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY CANACCORD OF THE ACCOUNT OR ACCOUNTS AT CANACCORD TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT CANACCORD TO BE CREDITED WITH THE UNITS BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

— OR —

[____] B.
Delivery by wire transfer to the Company.  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE ACCOUNT DESIGNATED BY THE COMPANY IN ACCORDANCE WITH THE WIRE INSTRUCTIONS PROVIDED TO THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP OR WIRE TRANSFER TO THE COMPANY IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

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6.           The executed Warrant shall be delivered in accordance with the terms thereof.

7.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.           No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Left Blank Intentionally.  Signature Page Follows.]

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Number of Units:_____________________________

Purchase Price Per Unit: $_______________________

Aggregate Purchase Price: $_____________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  June __, 2010

_________________________________
INVESTOR

By:______________________________
Print Name:________________________
Title:_____________________________
Address:__________________________
_________________________________

Agreed and Accepted
this ___ day of June, 2010:

HUDSON TECHNOLOGIES, INC.

By:_______________________
Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.           Authorization and Sale of the Units.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2.           Agreement to Sell and Purchase the Units; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           Investor acknowledges that the Company has agreed to pay Canaccord Genuity Inc. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.

2.4           The Company has entered into a Placement Agency Agreement, dated July 1, 2010 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Placement Agreement and any other documents or agreements contemplated hereby or thereby, the Company confirms that neither it nor any other person acting on its behalf has provided the Investor or any Other Investor or its respective agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in or incorporated by reference into the Prospectus Supplement.

3.           Closings and Delivery of the Units and Funds.

3.1           Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares included in the Units as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares included in the Units as set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2           Conditions to the Obligations of the Parties.

(a)  Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.  The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3           Delivery of Funds.

(a)           Delivery Versus Payment through DTC.  If the Investor elects to settle the Shares included in the Units purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account at Canaccord Genuity Inc. (“Canaccord”) to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

(b)           Wire Transfer Delivery.  If the Investor elects to settle the Shares included in the Units purchased by such Investor through wire transfer to the Company, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm the remittance by wire transfer of the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the account designated by the Company in accordance with the wire instructions provided to the Investor.

3.4           Delivery of Shares Included in the Units.

(a)           Delivery Versus Payment through DTC.  If the Investor elects to settle the Shares included in the Units purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Canaccord of the account at Canaccord to be credited with the Shares included in the Units being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account at Canaccord identified by Investor and simultaneously therewith payment shall be made by Canaccord by wire transfer to the Company.

(b)           Wire Transfer Delivery.  If the Investor elects to settle the Shares included in the Units purchased by such Investor through wire transfer delivery, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Company of the account to be credited with the Shares included in the Units being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account identified by the Investor upon confirmation by the Company of the remittance to it of the funds equal to the aggregate purchase price for the Units being purchased.

4.           Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1           The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Offered Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make or has not made any representation, disclosure or used any information in connection with the issue, placement, purchase and sale of the Units, except as set forth in the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.3           (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5           Since the first date on which the Placement Agent contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities).  The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Shares or Warrants acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants included in the Units being purchased and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Hudson Technologies, Inc. One Blue Hill Plaza, Suite 1541 Pearl River, New York 10965 Attention: Kevin J. Zugibe, P.E., Chairman and CEO Facsimile: (845) 512-6070

with copies to:

Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attention: Ethan Seer, Esq. Facsimile: (212) 885-5001

(b)         if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.           Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.           Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

13.           Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the  Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof; provided that the Company shall not issue any press release or other announcement naming the Investor without the Investor’s prior approval.

14.           Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

HUDSON TECHNOLOGIES, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

Exhibit B

Form of Warrant

HUDSON TECHNOLOGIES, INC.

WARRANT TO PURCHASE COMMON STOCK

To Purchase [_______] Shares of Common Stock

Date of Issuance: July 7, 2010

VOID AFTER JANUARY 7, 2016

THIS CERTIFIES THAT, for value received, [______________], or permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Hudson Technologies, Inc., a New York corporation (the “Company”), up to [____________] shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”).  This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant”; collectively, the “Warrants”) pursuant to those certain subscription agreements between the Company and the investors identified therein, dated as of July 1, 2010 (collectively, the “Subscription Agreement”).

1.           DEFINITIONS.  Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Subscription Agreement.  As used herein, the following terms shall have the following respective meanings:

(A)           “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(B)           “Exercise Period” shall mean the period commencing six (6) months after the date hereof and ending 5:00 P.M. New York City time on January 7, 2016, unless sooner terminated as provided below.

(C)           “Exercise Price” shall mean $2.60 per share, subject to adjustment pursuant to Section 4 below.

(D)           “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

(E)           “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

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(F)           “Trading Market” shall mean the NASDAQ Capital Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

2.           EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(A)           An executed Notice of Exercise in the form attached hereto;

(B)           Payment of the Exercise Price either (i) in cash or by check, or (ii) pursuant to Section 2.1 below; and

(C)           This Warrant.

Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares, if any.

Certificates for Exercise Shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust & Clearing Corporation through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) business days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the latest of the Warrant, Notice of Exercise and Exercise Price are received by the Company.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Subject to Section 2.4, to the extent permitted by law, the Company’s obligations to issue and deliver Exercise Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Exercise Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares upon exercise of this Warrant as required pursuant to the terms hereof.

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2.1           NET EXERCISE.  If during the Exercise Period, the Holder is not permitted to sell Exercise Shares pursuant to the Registration Statement (as defined in the Subscription Agreement) or pursuant to another registration statement that has been declared effective under Securities Act of 1933, as amended, and the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or by check, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
-------
A
Where X = the number of Exercise Shares to be issued to the Holder
Y =
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq Capital Market or other Eligible Market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the five (5) consecutive trading days immediately prior to the Exercise Date, or (ii) if the Nasdaq Capital Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

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2.2           ISSUANCE OF NEW WARRANTS.  Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable during the balance of the Exercise Period, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under this Warrant.

2.3           PAYMENT OF TAXES AND EXPENSES.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Exercise Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Exercise Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Exercise Shares upon exercise hereof.

2.4           EXERCISE LIMITATIONS; HOLDER’S RESTRICTIONS.  A Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of this Section 2.4, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of Common Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2.4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s  determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 2.4, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 2.4 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2.4 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver).

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3.           COVENANTS OF THE COMPANY.

3.1           COVENANTS AS TO EXERCISE SHARES.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens (other than those imposed by the Holder) and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2           NO IMPAIRMENT.  Except and to the extent as waived or consented to by the holder of the Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Warrants, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3           NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least twenty (20) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date.  In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least twenty (20) days prior to the date of the occurrence of any such event, a notice specifying such date.  In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least twenty (20) days prior to the date of the occurrence of such event, a notice specifying such date.

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4.           ADJUSTMENT OF EXERCISE PRICE AND SHARES.

(A)           In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

(B)           If at any time or from time to time the holders of all outstanding shares of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) pursuant to a dividend or distribution declared by the Company (other than a dividend or distribution covered in Section 4(A) above), shall have received or become entitled to receive, without payment therefor:

(I)           Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(II)           any cash paid or payable otherwise than as a cash dividend; or

(III)           Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (II) and (III) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(C)           Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the transfer agent for the Warrants, if other than  the Company.

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5.           FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6.           FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4 above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the successor or acquiring corporation or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, then the Company or any successor entity shall at the Holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Volume-Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the lesser of (1) the thirty (30) day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the end of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction or (2) 70%. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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7.           NO STOCKHOLDER RIGHTS.  Other than as provided in Section 3.3 or otherwise herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.           TRANSFER OF WARRANT.  Subject to applicable laws and the restriction on transfer set forth in the Subscription Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel. Any proposed transfer of all or any portion of this Warrant in violation of the provisions of this warrant or the Subscription Agreement shall be null and void.  Upon surrender of this Warrant and delivery of an assignment, the Company shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the transferor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

9.           LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company.

10.           NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the  applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

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11.           ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12.           GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

13.           AMENDMENT OR WAIVER.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of the Warrants representing at least two-thirds of the number of shares of Common Stock then subject to outstanding Warrants.  Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (b) the number of Exercise Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder.  The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.  No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July 7, 2010.

HUDSON TECHNOLOGIES, INC.

By:_______________________________
Name: Title:
P.O. Box 1541 One Blue Hill Plaza, 14th Floor Pearl River, New York 10965

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NOTICE OF EXERCISE

TO:           HUDSON TECHNOLOGIES, INC.
(1)        [_]           The undersigned hereby elects to purchase [__________] shares of the common stock, par value $0.01 (the “Common Stock”), of HUDSON TECHNOLOGIES, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

[_]           The undersigned hereby elects to purchase [___________] shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)           Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

--------------------------------------------------------------------------------

Print or type name

--------------------------------------------------------------------------------

Social Security or other Identifying Number

--------------------------------------------------------------------------------

Street Address

--------------------------------------------------------------------------------

City State Zip Code

(3)           If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert social security or other identifying number:  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(Please print name and address)

----------------------------------------------------------------------------------------------------

Dated:
______________________________ (Signature)
______________________________ (Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: ____________________

Holder’s Signature:_______________________________

Holder’s Address:________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C

Pricing Information

Price per Unit:  $2.00

Units:  2,737,500, each Unit consisting of one share of Common Stock and a Warrant to purchase 0.50 shares of Common Stock

Warrants:  exercisable for $2.60 per share beginning six months from the date of issuance for a period of five years from the date they become exercisable

Exhibit D

Form of Lock-Up Agreement

June __, 2010

CANACCORD GENUITY INC.
99 High Street
Boston, Massachusetts 02110

Re:           Hudson Technologies, Inc. Offering of Common Stock

Dear Sirs:

In order to induce Canaccord Genuity Inc. (“Canaccord”) to enter in to a certain placement agency agreement (the “Placement Agreement”) with Hudson Technologies, Inc., a New York corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period of ninety (90) days following the date of the Placement Agreement (the “lock-up period”), the undersigned will not, without the prior written consent of Canaccord, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or, unless required by law, announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding the foregoing, the undersigned may transfer Beneficially Owned Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iii) by will or intestate succession; provided, that (A) each donee, transferee or distributee shall execute and deliver a letter substantially in the form hereof agreeing to be bound by the terms hereof and (B) neither the undersigned nor any other party to the applicable transaction shall be required to file, or voluntarily file, a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a filing on Form 5 made after the expiration of the lock-up period.  For purposes of this agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided however, that the restrictions shall apply in full force to sales pursuant to a trading plan during the lock-up period.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the lock-up period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares owned by the undersigned.

Notwithstanding anything to the contrary contained herein, in the event that the Offering is not consummated within thirty (30) days of the date of this Agreement, then the terms of this Agreement shall be of no further force and effect.

Name:	_________________________________________

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